SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Fidelity Advisor Series I, Fidelity Advisor VII, Fidelity Advisor VIII, Fidelity Capital Trust, Fidelity Commonwealth Trust, Fidelity Commonwealth Trust II, Fidelity Concord Street Trust, Fidelity Contrafund, Fidelity Covington Trust, Fidelity Destiny Portfolios, Fidelity Devonshire Trust, Fidelity Financial Trust, Fidelity Hasting Street Trust, Fidelity Investment Trust, Fidelity Magellan Fund, Fidelity Mt. Vernon Street Trust, Fidelity Puritan Trust, Fidelity Securities Trust, Fidelity Select Portfolios, Fidelity Summer Street Trust, Fidelity Trend Fund

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FIDELITY ADVISOR SERIES I

FIDELITY ADVISOR SERIES VII

FIDELITY ADVISOR SERIES VIII

FIDELITY CAPITAL TRUST

FIDELITY COMMONWEALTH TRUST

FIDELITY COMMONWEALTH TRUST II

FIDELITY CONCORD STREET TRUST

FIDELITY CONTRAFUND

FIDELITY COVINGTON TRUST

FIDELITY DESTINY PORTFOLIOS

FIDELITY DEVONSHIRE TRUST

FIDELITY FINANCIAL TRUST

FIDELITY HASTINGS STREET TRUST

FIDELITY INVESTMENT TRUST

FIDELITY MAGELLAN FUND

FIDELITY MT. VERNON STREET TRUST

FIDELITY PURITAN TRUST

FIDELITY SECURITIES FUND

FIDELITY SELECT PORTFOLIOS

FIDELITY SUMMER STREET TRUST

FIDELITY TREND FUND

VARIABLE INSURANCE PRODUCTS FUND

VARIABLE INSURANCE PRODUCTS FUND II

VARIABLE INSURANCE PRODUCTS FUND III

VARIABLE INSURANCE PRODUCTS FUND IV

245 Summer Street

Boston, Massachusetts 02210

1-800-544-8544 (Retail funds and/or classes)

1-800-FIDELITY (Fidelity ETFs)

1-800-596-3222 (Advisor classes and/or variable insurance products)

ADDITIONAL INFORMATION REGARDING SPECIAL MEETING OF

SHAREHOLDERS TO BE HELD ON JUNE 9, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of the above-named trusts (the “trusts”), dated April 13, 2020, furnished to shareholders of the trusts in connection with the solicitation of proxies by the Board of Trustees of the trusts for use at the trusts’ Special Meeting of Shareholders (the “Meeting”) to be held on Tuesday, June 9, 2020. This notice is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Meeting and is being made available to shareholders on or about May 29, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 9, 2020

To the shareholders of the above trusts (the “trusts”):

Due to the public health impact of the coronavirus pandemic (“COVID-19”) and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the location of the Special Meeting of Shareholders (the “Meeting”) of the trusts has been changed. As previously announced, the Meeting will be held on Tuesday, June 9, 2020 at 8:00 a.m. Eastern Time. In light of public health concerns regarding COVID-19 and current restrictions from the Governor of The Commonwealth of Massachusetts on gatherings of more than ten people, the Meeting will be held in a virtual meeting format only. The Meeting will be accessible solely by means of remote audio communication. You will not be able to attend the Meeting in person.

As described in the proxy materials for the Meeting previously distributed, the Board of Trustees of the trusts has fixed the close of business on April 13, 2020 as the record date for the determination of shareholders of the trusts entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. To participate in the Meeting at http://www.meetingcenter.io/250362965, you must enter the Meeting password (EQU2020). You must also enter the control number found on your proxy card, voting instruction form or notice you previously received. If you have lost or misplaced your control number and security code, please email Computershare Limited, the trusts’ proxy solicitor (“Computershare”), at Fidelity.Investments@proxydirectmail.com (include your full name, street address, city, state & zip code) to verify your identity and obtain your control number and security code. You may vote during the Meeting by following the instructions available on the Meeting website during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your trust holdings along with your name and email address to Computershare. You may forward an email from your intermediary or attach an image of your legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m., Eastern Time, on Friday, June 5, 2020. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote at the Meeting.

Questions from shareholders to be considered at the Meeting must be submitted to Computershare at http://www.meetingcenter.io/250362965 no later than 12:00 p.m., Eastern Time, on Friday, June 5, 2020.

Whether or not you plan to attend the Meeting through means of remote audio communications, we urge you to authorize a proxy to vote your shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The Proxy Statement is available on the Internet at https://www.proxy-direct.com/Fidelity. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting.

By Order of the Board of Trustees

Cynthia Lo Bessette
Secretary
May 29, 2020